                                                                     exhibit 5


                               COON & SHACH, LLC
                                ATTORNEYS AT LAW
                           NINE WEST MULBERRY STREET
                         BALTIMORE, MARYLAND 21201-4408
                            Telephone (410) 244-8800
                            Facsimile (410) 244-8801


Curtis C. Coon*
Marc  E. Shach
------------------
Jane Poland Sopher
David  H. Cole
Kristin J. Case
                                  May 29, 1997

*Also Admitted in D.C.



MBfUSA, Inc.
500 Park Boulevard, Suite 1260
Itasca, Illinois 60143


                    RE:  MBfUSA, Inc.
                         Registration Statement on Form S-8


Gentlemen:

     We have acted as special counsel to MBfUSA, Inc., a Maryland corporation (the "Company"), in connection with rendering an opinion to be used as an exhibit to a registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the public offering of up to 400,000 shares of the Company's common stock, par value $0.01 (the "Shares"), to be issued in connection with the exercise of options granted under the Company's Amended and Restated Omnibus Equity Compensation Plan (the "Plan). In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

     For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the By-laws of the company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

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                                                                    MBfUSA, Inc.
                                                                    May 29, 1997
                                                                         Page  2
                                                               -----------------


     We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     We are admitted to the practice of law only in the State of Maryland and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Maryland, as currently in effect.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares, when issued pursuant to the Plan, will be validly issued, fully-paid and nonassessable.

                                          Respectfully submitted,

                                          /s/ COON & SCHACH, LLC

                                          COON & SHACH, LLC


CCC/gi